Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in DEUTSCHE BANK AKTIENGESELLSCHAFT.

C-QUADRAT SPECIAL SITUATIONS DEDICATED FUND

By:	/s/ Alexander Smith
Name:	Alexander Smith
Title:	Director

C-QUADRAT ASSET MANAGEMENT (CAYMAN)

By:	/s/ Walter Stresemann
Name:	Walter Stresemann
Title:	Director

BCM & PARTNERS SA

By:	/s/ Fabio Michienzi
Name:	Fabio Michienzi
Title:	CEO

C-QUADRAT ASSET MANAGEMENT (UK) LLP

By:	/s/ Laetitia Muir
Name:	Laetitia Muir
Title:	General Counsel, CCO & MLRO

C-QUADRAT UK LTD.

By:	/s/ Gerd Alexander Schütz
Name:	Gerd Alexander Schütz
Title:	Director

C-QUADRAT LUXEMBOURG SA

By:	/s/ Mag. Thomas Reiß
Name:	Mag. Thomas Reiß
Title:	Director

C-QUADRAT INVESTMENT AG

By:	/s/ Gerd Alexander Schütz
Name:	Gerd Alexander Schütz
Title:	Director

CUBIC (LONDON) LIMITED

By:	/s/ Alvaro De Salinas Harnden
Name:	Alvaro De Salinas Harnden
Title:	Director

T.R. PRIVATSTIFTUNG

By:	/s/ Gerd Alexander Schütz
Name:	Gerd Alexander Schütz
Title:	Director

SAN GABRIEL PRIVATSTIFTUNG

By:	/s/ Mag. Thomas Reiß
Name:	Mag. Thomas Reiß
Title:	Director

MAG. THOMAS REIß

/s/ Mag. Thomas Reiß

ALEXANDER SCHÜTZ

/s/ Gerd Alexander Schütz